Exhibit 99.2

MACK-CALI REALTY CORPORATION

For Immediate Release

MACK-CALI REALTY CORPORATION

REPORTS SECOND QUARTER 2018 RESULTS

Jersey City, New Jersey — August 1, 2018 - Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2018.

SECOND QUARTER 2018 HIGHLIGHTS

•             Reported net income (loss) of $(0.05) per diluted share for the quarter;

•             Achieved Core Funds from Operations per diluted share of $0.45 for the quarter and $0.95 for the six months 2018;

•             Leased 453,337 sq. ft. of office space and an additional 271,000 sq. ft. subsequent to quarter end;

•             Grew Core portfolio office rental rates by 7.5% on a cash basis and 16.5% on a GAAP basis;

•             Leases signed in the second quarter in our Core Office portfolio (excluding Flex) had cash starting rents of $32.38 per square foot;

•    Core office portfolio was 83.2% leased and the Class A Suburban Portfolio was 94.5%, Flex was 92.1%, Suburban 82.6% and Waterfront 72.9% leased at June 30, 2018;

•             Major office leases signed:

• A 130,000 sq. ft. lease at 581 Main St. in Woodbridge, NJ with Plymouth Rock;

• Subsequent to quarter-end, a 132,000 sq. ft. office lease renewal at Harborside 2 in Jersey City, NJ, including 26,000 sq. ft. of expansion space with E-Trade; and

• A 67,000 sq. ft. new lease at 100 Overlook in Princeton, NJ with The Trustees of Princeton University;

•             Roseland’s multifamily stabilized portfolio was 97.5% leased at June 30, 2018, up 20 basis points on a sequential quarter basis;

•             Roseland’s 1,212 unit lease-up portfolio, all from 2018 deliveries, was 51% leased at July 31, 2018, which includes the July delivery of RiverHouse 11; in less than 4 weeks since opening, the community has leased 173 apartments and is currently 58.6% leased;

•             Roseland commenced construction on Building 8/9 at Port Imperial, a 313-unit luxury community adjacent to RiverHouse 11;

•             Roseland entered into an agreement to acquire Prudential’s membership interest in Marbella, thereby converting its subordinate interest into a controlling interest for approximately $65.5 million, or approximately $37.5 million net of refinancing proceeds. The acquisition is scheduled to close no later than August 11 with funding from a $131 million refinancing commitment and Rockpoint capital; and

•             Declared $0.20 per share quarterly common stock dividend.

“Our team’s leasing efforts resulted in good progress as we signed over 453,000 square feet of leases in the quarter and an additional 271,000 in the first month of the third quarter,” stated Michael J. DeMarco, Chief Executive Officer. “Traffic and interest continue to be strong both in our waterfront portfolio and our suburban assets; our pipeline of deals has grown since last quarter. However, the pace of conversion from prospect to signed lease continues to be a lengthy process. With residential lease-ups in peak season, we are excited by the level of interest which has translated into excellent absorption. With non-core asset sales essentially complete, the team’s focus remains squarely on leasing, recognizing that as a critical catalyst to drive results and value for our shareholders.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended June 30, 2018 amounted to $(1.3) million, or $(0.05) per share, as compared to $(37.3) million, or $(0.44) per share, for the quarter ended June 30, 2017.  For the six months ended June 30, 2018, net income to common shareholders equaled $41.8 million, or $0.39 per share, as compared to $(17.5) million, or $(0.33) per share, for the same period last year.

Funds from operations (FFO) for the quarter ended June 30, 2018 amounted to $43.4 million, or $0.43 per share, as compared to $60.5 million, or $0.60 per share, for the quarter ended June 30, 2017.  For the six months ended June 30, 2018, FFO equaled $78.7 million, or $0.78 per share, as compared to $116.3 million, or $1.16 per share, for the same period last year.

For the second quarter 2018, Core FFO was $0.45 per share, as compared to $0.60 for the same period last year.

OPERATING HIGHLIGHTS

Office

Mack-Cali’s consolidated Core office properties were 83.2 percent leased at June 30, 2018, as compared to 85.2 percent leased at March 31, 2018.  The change in percent leased is primarily due to 400,000 square feet of expected move-outs in the Waterfront portfolio, partially offset by positive net absorption in the Class A suburban and Suburban portfolios.

Second quarter 2018 same store GAAP revenues for the office portfolio declined by 8.2 percent while same store GAAP NOI fell by 10.9 percent.  Second quarter 2018 same store cash revenues for the office portfolio declined by 4.9 percent while same store cash NOI fell by 5.7 percent. Same store cash revenues and same store cash NOI excludes straight-line and FAS 141 adjustments.

For the quarter ended June 30, 2018, the Company executed 51 leases at its consolidated in-service commercial portfolio totaling 453,337 square feet. Of these totals, 19 leases for 209,020 square feet (46 percent) were for new leases and 32 leases for 244,317 square feet (54 percent) were lease renewals and other tenant retention transactions.

Rental rate roll up for the Core portfolio for second quarter 2018 transactions was 7.5 percent on a cash basis and 16.5 percent on a GAAP basis.  Rental rate roll up in second quarter 2018 for new transactions was 2.9 percent on a cash basis and 12.2 percent on a GAAP basis; and for renewals and other tenant retention transactions was 7.9 percent on a cash basis and 16.4 percent on a GAAP basis. Same store cash revenues and same store cash NOI excludes straight-line and FAS 141 adjustments.

Subsequent to quarter end, the Company signed a 132,000 square-foot lease at Harborside 2 in Jersey City, New Jersey, including 26,000 square feet of expansion space with E-Trade and signed a 67,000 square-foot lease at 100 Overlook in Princeton, New Jersey.

Multifamily

Roseland’s operating portfolio was 97.5 percent leased at June 30, 2018, increasing 20 basis points from March 31, 2018.  Same store net operating income decreased by 1.2 percent for the second quarter.  With the 2018 delivery of 1,212 units coupled with its construction portfolio of over 2,000 units and keys, we envision continued growth in the Company’s residential portfolio and cash flow contribution.  The lease-up portfolio is currently 51 percent leased.

BALANCE SHEET/CAPITAL MARKETS

As of June 30, 2018, the Company had a debt-to-undepreciated assets ratio of 44.6 percent compared to 44.5 percent at March 31, 2018 and 47.5 percent at June 30, 2017.  Net debt to adjusted EBITDA for the quarter ended June 30, 2018 was 9.7x compared to 8.8x for the quarter ended March 31, 2018.  The Company’s interest coverage ratio was 3.5x for the quarter ended June 30, 2018, in line with the quarter ended June 30, 2017.

DIVIDEND

In June 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the second quarter 2018, which was paid on July 13, 2018 to shareholders of record as of July 3, 2018. The Company’s Core FFO dividend payout ratio for the quarter was 44.5 percent.

GUIDANCE/OUTLOOK

The Company’s projected net income and Core FFO per diluted share guidance for full year 2018 is as follows:

	Full Year
	2018 Range
Net income available to common shareholders	$0.35	-	$0.41
Add (deduct):
Real estate-related depreciation and amortization on continuing operations	1.80
Redemption value adjustment to redeemable noncontrolling interests	0.07
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.59)
Loss from extinguishment of debt, net	0.10
Severance/separation costs on management restructuring	0.07
Core FFO	$1.80	-	$1.86

2018 Guidance Assumptions

	($ in millions)
	Revised
	Low	High
Assumptions:
Office Occupancy (year-end % leased)	84%	86%
Office Same Store GAAP NOI Growth	(18)%	(16)%
Office Same Store Cash NOI Growth	(15)%	(13)%
Multifamily Same Store NOI Growth	0%	2%
Straight-Line Rent Adjustment	$7	$11
FAS 141 Mark-to-Market Rent Adjustment	$5	$6
Dispositions	$375	$425
Base Building CapEx	$8	$12
Leasing CapEx	$60	$75
G&A	$46	$48
Interest Expense	$83	$85

This guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for August 2, 2018 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at: https://edge.media-server.com/m6/p/kbz368x9

The live conference call is also accessible by calling (323) 794-2590 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 12:00 p.m. Eastern Time on August 2, 2018.

A replay of the call will also be accessible August 2, 2018 through August 9, 2018 by calling (719) 457-0820 and using the pass code, 9755293.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2018 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Second Quarter 2018 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Core FFO is presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  As there is not a generally accepted definition established for Core FFO, the Company’s measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act.  Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer (732) 590-1589 mdemarco@mack-cali.com	Chief Financial Officer (732) 590-1035 dsmetana@mack-cali.com	Senior Vice President, Corporate Communications and Investor Relations (732) 590-1025 investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUES
Base rents	$103,584	$133,017	$216,486	$254,272
Escalations and recoveries from tenants	10,301	15,951	23,092	31,070
Real estate services	4,074	5,767	8,735	12,232
Parking income	5,757	5,052	11,084	9,281
Other income	2,873	2,979	6,159	5,798
Total revenues	126,589	162,766	265,556	312,653

EXPENSES
Real estate taxes	17,966	21,217	36,327	42,309
Utilities	7,555	10,357	20,059	21,771
Operating services	22,939	27,092	48,557	54,183
Real estate services expenses	4,360	5,899	9,296	12,169
General and administrative	13,455	12,491	29,540	24,083
Depreciation and amortization	41,413	57,762	82,710	105,393
Total expenses	107,688	134,818	226,489	259,908
Operating income	18,901	27,948	39,067	52,745

OTHER (EXPENSE) INCOME
Interest expense	(18,999)	(24,943)	(39,074)	(45,264)
Interest and other investment income (loss)	641	122	1,769	596
Equity in earnings (loss) of unconsolidated joint ventures	(52)	(3,298)	1,520	(3,349)
Realized gains (losses) and unrealized losses on disposition of rental property, net	1,010	(38,954)	59,196	(33,448)
Gain on sale of investment in unconsolidated joint venture	—	—	—	12,563
Loss from extinguishment of debt, net	—	—	(10,289)	(239)
Total other income (expense)	(17,400)	(67,073)	13,122	(69,141)
Net income (loss)	1,501	(39,125)	52,189	(16,396)
Noncontrolling interest in consolidated joint ventures	95	181	125	418
Noncontrolling interest in Operating Partnership	142	4,296	(4,741)	2,001
Redeemable noncontrolling interest	(2,989)	(2,682)	(5,788)	(3,474)
Net income (loss) available to common shareholders	$(1,251)	$(37,330)	$41,785	$(17,451)

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.05)	$(0.44)	$0.39	$(0.33)

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.05)	$(0.44)	$0.39	$(0.33)

Basic weighted average shares outstanding	90,330	90,011	90,297	89,983

Diluted weighted average shares outstanding	100,598	100,370	100,607	100,354

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss) available to common shareholders	$(1,251)	$(37,330)	$41,785	$(17,451)
Add (deduct): Noncontrolling interest in Operating Partnership	(142)	(4,296)	4,741	(2,001)
Real estate-related depreciation and amortization on continuing operations (a)	45,781	63,156	91,383	114,913
Gain on sale of investment in unconsolidated joint venture	—	—	—	(12,563)
Realized (gains)/losses and unrealized losses on disposition of rental property, net	(1,010)	38,954	(59,196)	33,448
Funds from operations (b)	$43,378	$60,484	$78,713	$116,346

Add/(Deduct):
Loss from extinguishment of debt, net	—	—	10,289	239
Severance/separation costs on management restructuring	1,795	—	6,847	—
Core FFO	$45,173	$60,484	$95,849	$116,585

Diluted weighted average shares/units outstanding (c)	100,598	100,370	100,607	100,354

Funds from operations per share/unit-diluted	$0.43	$0.60	$0.78	$1.16

Core funds from operations per share/unit diluted	$0.45	$0.60	$0.95	$1.16

Dividends declared per common share	$0.20	$0.20	$0.40	$0.35

Dividend payout ratio:
Core Funds from operations-diluted	44.54%	33.19%	41.99%	30.13%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$723	$3,303	$2,389	$8,272
Tenant improvements & leasing commissions (d)	$17,939	$8,150	$22,407	$12,115
Tenant improvements & leasing commissions on space vacant for more than a year	$6,851	$4,956	$14,546	$12,116
Straight-line rent adjustments (e)	$(249)	$3,240	$2,493	$6,253
Amortization of (above)/below market lease intangibles, net (f)	$1,313	$2,187	$3,443	$3,764
Amortization of stock compensation	$783	$2,167	$3,440	$3,335
Amortization of lease inducements	$258	$446	$552	$724
Non real estate depreciation and amortization	$536	$349	$1,047	$726
Amortization of deferred financing costs	$1,145	$1,175	$2,241	$2,278

(a)                       Includes the Company’s share from unconsolidated joint ventures of $4,903 and $5,742 for the three months ended June 30, 2018 and 2017, respectively, and $9,718 and $10,245 for the six months ended June 30, 2018 and 2017, respectively. Excludes non-real estate-related depreciation and amortization of $535 and $349 for the three months ended June 30, 2018 and 2017, respectively, and $1,046 and $726 for the six months ended June 30, 2018 and 2017, respectively.

(b)                       Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)                        Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,213 and 10,359 shares for the three months ended June 30, 2018 and 2017, respectively, and 10,227 and 10,371 for the six months ended June 30, 2018 and 2017, respectively ), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)                       Excludes expenditures for tenant spaces that have not been owned for at least a year.

(e)                        Includes free rent of $2,099 and $6,473 for the three months ended June 30, 2018 and 2017, respectively, and $8,474 and $13,126 for the six months ended June 30, 2018 and 2017, respectively.  Also, includes the Company’s share from unconsolidated joint ventures of $(256) and $307 for the three months ended June 30, 2018 and 2017, respectively, and $(694) and $295 for the six months ended June 30, 2018 and 2017, respectively.

(f)                         Includes the Company’s share from unconsolidated joint ventures of $27 and $80 for the three months ended June 30, 2018 and 2017, respectively, and $107 and $175 for the six months ended June 30, 2018 and 2017, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss) available to common shareholders	$(0.05)	$(0.44)	$0.39	$(0.33)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.46	0.63	0.91	1.15
Redemption value adjustment to redeemable noncontrolling interests	0.04	0.03	0.07	0.14
Gain on sale of investment in unconsolidated joint venture	—	—	—	(0.13)
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.01)	0.39	(0.59)	0.33
Noncontrolling interest/rounding adjustment	(0.01)	(0.01)	—	—
Funds from operations (b)	$0.43	$0.60	$0.78	$1.16

Add/(Deduct):
Loss from extinguishment of debt, net	—	—	0.10	—
Severance/separation costs on management restructuring	0.02	—	0.07	—
Core FFO	$0.45	$0.60	$0.95	$1.16

Diluted weighted average shares/units outstanding (c)	100,598	100,370	100,607	100,354

(a)      Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.06 for the three months ended June 30, 2018 and 2017, respectively, and $0.10 and $0.10 for the six months ended June 30, 2018 and 2017, respectively.

(b)      Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)       Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,213 and 10,359 shares for the three months ended June 30, 2018 and 2017, respectively, and 10,227 and 10,371 for the six months ended June 30, 2018 and 2017, respectively ), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
	2018	2017
Assets
Rental property
Land and leasehold interests	$782,990	$786,789
Buildings and improvements	4,012,029	3,955,122
Tenant improvements	327,731	330,686
Furniture, fixtures and equipment	36,993	30,247
	5,159,743	5,102,844
Less – accumulated depreciation and amortization	(1,072,029)	(1,087,083)
	4,087,714	4,015,761
Rental property held for sale, net	56,419	171,578
Net investment in rental property	4,144,133	4,187,339
Cash and cash equivalents	29,664	28,180
Restricted cash	22,121	39,792
Investments in unconsolidated joint ventures	247,607	252,626
Unbilled rents receivable, net	98,252	100,842
Deferred charges, goodwill and other assets, net	310,118	342,320
Accounts receivable, net of allowance for doubtful accounts of $329 and $1,138	6,389	6,786

Total assets	$4,858,284	$4,957,885

Liabilities and Equity
Senior unsecured notes, net	$569,730	$569,145
Unsecured revolving credit facility and term loans	856,188	822,288
Mortgages, loans payable and other obligations, net	1,220,519	1,418,135
Dividends and distributions payable	21,407	21,158
Accounts payable, accrued expenses and other liabilities	180,941	192,716
Rents received in advance and security deposits	39,450	43,993
Accrued interest payable	8,518	9,519
Total liabilities	2,896,753	3,076,954
Commitments and contingencies

Redeemable noncontrolling interests	284,215	212,208

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,286,268 and 89,914,113 shares outstanding	902	899
Additional paid-in capital	2,564,153	2,565,136
Dividends in excess of net earnings	(1,090,724)	(1,096,429)
Accumulated other comprehensive income (loss)	12,916	6,689
Total Mack-Cali Realty Corporation stockholders’ equity	1,487,247	1,476,295

Noncontrolling interests in subsidiaries:
Operating Partnership	169,110	171,395
Consolidated joint ventures	20,959	21,033
Total noncontrolling interests in subsidiaries	190,069	192,428

Total equity	1,677,316	1,668,723

Total liabilities and equity	$4,858,284	$4,957,885